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EVOLVING SYSTEMS, INC.
UNAUDITED BALANCE SHEET
(in thousands except share data)

November 15, 2002
ASSETS
Current assets:
Cash and cash equivalents	$7,001
Contract receivables, net of allowance of $658	10,573
Unbilled work-in-progress	815
Prepaid and other current assets	1,001

Total current assets	19,390
Property and equipment, net	2,233
Restricted cash	500

Total assets	$22,123

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term obligations	$33
Accounts payable and accrued liabilities	4,533
Unearned revenue	12,252

Total current liabilities	16,818
Long-term obligations	85

Total liabilities	16,903
Stockholders' equity:
Common stock, $0.001 par value; 25,000,000 shares authorized; 13,296,835 shares issued and outstanding as of November 15, 2002	13
Additional paid-in capital	53,628
Accumulated deficit	(48,421)

Total stockholders' equity	5,220

Total liabilities and stockholders' equity	$22,123

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EVOLVING SYSTEMS, INC. UNAUDITED BALANCE SHEET (in thousands except share data)